EXHIBIT 1.01

CONFLICT MINERALS REPORT OF IRIDIUM COMMUNICATIONS, INC.

For the year ended December 31, 2014

This Conflict Minerals Report (this “Report”) of Iridium Communications, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2014 to December 31, 2014 (the “Reporting Period”). For purposes of this Report, “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, the Company contracts to manufacture products for which Conflict Minerals are necessary to the functionality or production.

Description of the Company’s Products Covered by this Report

The Company is a provider of mobile voice and data communications services via satellite. The Company also sells related voice and data equipment that it contracts to manufacture, including satellite handsets, Wi-Fi accessories, voice and data modems, broadband data devices and machine-to-machine data devices. The Company has determined that Conflict Minerals are necessary to the functionality or production of this equipment. These products are collectively referred to in this Report as the “Covered Products.” This Report relates to Covered Products for which manufacture was completed during the Reporting Period.

Reasonable Country of Origin Inquiry

The Company has conducted a good faith reasonable country-of-origin inquiry (“RCOI”) regarding the Conflict Minerals necessary to the Covered Products that was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. The RCOI consisted principally of identifying the first tier direct suppliers of components that contain Conflict Minerals and circulating to them a supply-chain survey using the EICC/GeSI Conflict Minerals Reporting Template (“EICC/GeSI template”). Among the purposes of this supplier survey was to identify, if possible, the supply chain, including smelters and refiners that contribute refined Conflict Minerals to the Company’s products, and requesting information from those identified suppliers regarding whether any of the components they provided originated from Covered Countries and whether the Conflict Minerals come from recycled or scrap sources.

The Company’s Due Diligence Process

The Company’s due diligence measures were based on multi-industry initiatives with the smelters and refiners of Conflict Minerals that provide those Conflict Minerals to the Company’s suppliers. The Company’s supply chain with respect to the Covered Products is complex, and the Company, as a purchaser, is many steps removed from the mining of the conflict minerals; the Company does not purchase raw ore or unrefined Conflict Minerals, and does no purchasing in the Covered Countries. The origin of Conflict Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other Conflict Mineral-containing derivatives. Because the smelters and refiners are consolidating points for raw ore, the Company believes that they are in the best position in the total supply chain to know the origin of the ores. As a result, tracing these minerals to their sources is a challenge that requires the Company to enlist its suppliers in its efforts to achieve supply chain transparency, including its effort to obtain information regarding the origin of the Conflict Minerals. The information provided by suppliers may be inaccurate or incomplete or subject to other irregularities. In addition, because of the Company’s relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals, its ability to verify the accuracy of information reported by suppliers is limited. Accordingly, the Company can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals in the Covered Products.

A.	Design of the Company’s due diligence framework

The design of the Company’s due diligence measures conforms, in all material respects, with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013) (“OECD Framework”), including related Supplements for each of the conflict minerals, consistent with the Company’s position as a downstream company.

B.	Description of the Company’s due diligence measures performed with respect to Covered Products the manufacture of which was completed during 2014

Because, as a result of its RCOI, the Company could not determine the country of origin of all of its necessary Conflict Minerals, the Company also performed due diligence on the source and chain of custody to determine whether the Conflict Minerals directly or indirectly financed or benefitted armed groups in the Covered Countries.

The Company’s due diligence measures performed with respect to Covered Products the manufacture of which was completed during 2014 included:

Establish Strong Company Management Systems

•	Conflict Minerals Team. The Company maintained a Conflict Minerals Team comprised of senior members of its legal, manufacturing, engineering and purchasing organizations under the oversight of the General Counsel. Members of Supply Chain Management were briefed about results of the Company’s due diligence efforts on a bi-weekly basis. Senior Management was briefed about the results of the Company’s due diligence efforts on an as-needed basis.

•	Policy. The Company updated and communicated to its suppliers and the public the Company’s DRC Conflict Free Sourcing Policy for the supply chain of minerals originating from Conflict-Affected and High-Risk Areas (the “Policy”). The Policy can be found here: http://www.iridium.com/About/IndustryLeadership/Conflict-Minerals-Compliance-Program.aspx.

•	System of controls and transparency. The Company continued to implement internal standard operating procedures commenced last year to guide the Company’s due diligence. These procedures establish a process to be followed in order to generate and maintain the information needed to comply with Dodd-Frank Section 1502.

•	Strengthen engagement with suppliers. The Company maintains a standard provision in its supply chain contracts that the contractor agrees that it shall not include Conflict Minerals in any Products that it delivers to Company that originate in the Democratic Republic of Congo or the adjoining countries. The provision further states all contractors will cooperate in any audit and produce necessary information that may reasonably be required by Company to ensure that it fully complies with its legal and regulatory obligations that govern the use of Conflict Minerals. This provision also requires that this clause shall be included in all agreements that contractor may have with its suppliers, vendors, or subcontractors.

•	Establish a company grievance mechanism. The Company maintained a grievance mechanism for concerned parties who wish to report information regarding the Company’s use of Conflict Minerals. Communications may be sent to supplychain@iridium.com.

Identify and Assess Risks in the Supply Chain

•

Identify smelters and refiners in the supply chain. The Company re-assessed all products and suppliers in order to identify Conflict Minerals scope and risk. The Company’s products and suppliers were reviewed throughout the year. The Company looked for changes from the prior year and evaluated for use of Conflict Minerals through a review of internal documents, including bills of material, materials declarations and purchasing contracts. New suppliers were assessed as part of the Company’s vendor due diligence and compliance assessment program, which was designed to assess transparency from its vendors and compliance with the Company’s conflict minerals policy. Suppliers identified as providing parts to the Company that included Conflict Minerals were tracked through an information system that captures and categorizes supplier and product information. In conducting its due diligence, the Company relied, in part, on supplier responses, using the EICC/GeSI templates to identify, if possible, the supply chain, including smelters and refiners that contribute refined Conflict Minerals to the Company’s products. The Company requested that sourcing information provided by suppliers cover the entire Reporting Period.

The Company reached out to 166 suppliers of the total 212 suppliers on the Company’s master supplier list. The Company decided to conduct a survey of all suppliers used by its contract manufacturers, Celestica Inc. and Benchmark Electronics, Inc., unless it was explicitly known from the material description that the material purchased did not contain Conflict Minerals. From this analysis, it was determined that 46 of the 212 suppliers did not need to be contacted. Due to the Company’s relative location within the supply chain in relation to the actual extraction and transport of ore, however, its ability to verify the accuracy of information reported by suppliers is limited. The Company surveyed the remaining 166 suppliers, with the results set forth below, based solely on information provided by the surveyed suppliers, to the extent reasonably determinable by the Company.

•	Assessment of risk. The Company verified that direct suppliers have completed all pertinent sections of the EICC/GeSI template and made follow-up inquiries to obtain as much needed information as possible from as many suppliers as possible and to resolve any internal inconsistencies noted. Supplier responses were validated by evaluating the consistency of responses with other responses, such as email correspondence, and information known about supplies and suppliers. To the extent that, based on data provided by its suppliers, the Company was able to identify smelters and refiners that might be in the Company’s supply chain, the Company took steps to assess the smelter’s or refiner’s due diligence to the extent practicable. In particular, the Company compared the smelters and refiners identified by direct suppliers via the supply-chain survey against the list of smelters and refiners for tantalum, tin, tungsten and gold that have received a “conflict free” designation (such as through the Conflict-Free Smelter Program (“CFSP”) developed by the Conflict-Free Sourcing Initiative (“CFSI”)). The CFSP identifies smelters and refiners that an independent third-party audit has confirmed have systems in place that comply with the CFSP’s assessment protocols to assure sourcing of only conflict-free minerals.

Design and Implement Strategy to Respond to Identified Risks

The Company has designed and implemented a risk management plan that includes taking actions with respect to suppliers that cannot or will not provide sufficient component and supply chain information or are using minerals from smelters or refiners that have not received a “conflict free” designation. The Company has taken the steps described under the caption “Steps to mitigate risk” below to improve its due diligence measures, increase supply chain transparency and further mitigate the risk that the Conflict Minerals contained in its products may finance or benefit armed groups in the Covered Countries. The specific supplier correction actions taken will depend on factors such as vendor size, risk level and vendor capabilities, but may include looking for alternative suppliers or parts.

Carry Out Independent Third-Party Audit of Supply Chain

The Company does not have any direct relationships with smelters or refiners that process Conflict Minerals, and it does not perform or direct audits of these entities within its supply chain.

As an alternative, the Company has relied on information collected and provided by independent third-party audit programs, such as the CFSP.

Report Annually on Supply Chain Due Diligence

The Company expects to report annually, as required by the Rule, and has posted this Report on its website. http://www.iridium.com/about/industryleadership/Conflict-Minerals-Compliance-Program.aspx

Due Diligence Findings

A.	Results of the Company’s Due Diligence

Initial Assessment and Survey:

Suppliers
Total number of suppliers in scope of Conflict Minerals requirements	212
Suppliers with products previously determined to be free of Conflict Minerals	46
Total number of suppliers in scope to contact in 2014	166

2014 Assessment and Survey:

Suppliers
Total number of suppliers in scope of Conflict Minerals requirements	166
Total number of supplier responses	134

Supplier Responses:

Suppliers
Conflict Minerals do not originate from the Covered Countries	63
Conflict Minerals originate from the Covered Countries using certified conflict-free smelters or refiners	10
Conflict Minerals originate from the Covered Countries using non-certified smelters or refiners	0
Conflict Minerals source is unknown	38
Conflict Minerals are not used in the products supplied	23

Total	134

Identified Smelters and Refiners. As a result of the Company’s due diligence efforts and based on information provided by the Company’s suppliers, the Company has identified and obtained completed EICC-GeSI templates from 81% of the suppliers that provide components containing the Company’s necessary Conflict Minerals. Based on those templates, the Company has identified the following as facilities that have processed Conflict Minerals that may have been used in the Covered Products: the identified facilities that are CFSP Compliant and/or Active (i.e., they have committed to undergo a CFSP audit) or are located in the Department of Commerce (DOC) report written in September 2014 have been listed in Annex 1A. The remaining suppliers not in the CFSI list or DOC report have been listed in Annex 1B, although many have an active CID identification number. However, the information provided by suppliers was in most cases not specific enough to identify the source of Conflict Minerals in specific components provided by the supplier, but identified the sources used by the responding supplier only on a company-wide basis for all components sold. As a result, in those cases, the Company has not been able to reasonably or reliably determine whether the identified smelters and refiners have been used to process Conflict Minerals in components actually furnished to the Company for use in the Covered Products.

Identified Countries of Origin. Based on the information provided by suppliers pursuant to the due diligence process, the Company does not have sufficient information with respect to the Covered Products to reliably determine the countries of origin of all of the Conflict Minerals in the Covered Products; however, based on the information that has been obtained from suppliers that provided component-level information, the Company has reasonably determined that the countries of origin include the countries listed in Annex 2

Efforts to Determine Mine or Location of Origin. The Company’s efforts to determine the mine(s) or location of origin with the greatest possible specificity included the use of the due diligence measures described above.

On the basis of the due diligence measures described above, the Company believes, to the extent reasonably determinable, that 28% of the suppliers for which it was able to obtain sourcing information provide materials that contain Conflict Minerals that are of uncertain origin, and 72% either provide materials that do not contain Conflict Minerals, believe they have no Conflict Minerals originating in the Covered Countries, or originate from the Covered Countries using certified conflict-free smelters or refiners.

B.	Steps taken or to be taken to mitigate risk

The Company has undertaken or plans to complete the following steps to improve the due diligence conducted to improve supply chain transparency and to further mitigate the risk that its necessary Conflict Minerals finance or benefit armed groups in the Covered Countries, including:

•	Encouraging supplier participation in industry initiatives to increase compliance and response rate to suppliers’ smelter surveys by informing them of the continuing contractual benefits and progress to improve their company image.

•	As more smelters participate in the CFSP, comparing survey results to information collected via independent conflict-free smelter validation programs.

•	Providing training materials for suppliers that so request on responsible sourcing and the Company’s Policy to increase the response rate and improve the content of the supplier survey responses.

•	Continually updating supplier contract terms as needed, including when renewing previous contracts, to add a clause to require suppliers to provide information about the source of Conflict Minerals and smelters.

•	Developing and communicating a policy whereby suppliers that do not improve their responses in a timely fashion will be evaluated for potential removal as a preferred supplier from the Company’s supply chain.

•	Reevaluating product designs to reduce the use of Conflict Minerals when reasonably possible, and reconsidering the selection of component suppliers.

Forward-Looking Statements

Forward-looking statements in this Report are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act and other federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement, due diligence and risk mitigation efforts and strategy, constitute forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others.

ANNEX 1A

Metal	Smelter/ Refiner Reference List	Smelter/ Refiner Name	Smelter Country

Gold	Aida Chemical Industries Co. Ltd.	Aida Chemical Industries Co. Ltd.	JAPAN

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	AngloGold Ashanti Mineração Ltda	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL

Gold	Argor-Heraeus SA	Argor-Heraeus SA	SWITZERLAND

Gold	Asahi Pretec Corporation	Asahi Pretec Corporation	JAPAN

Gold	Asaka Riken Co Ltd	Asaka Riken Co Ltd	JAPAN

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	Aurubis AG	Aurubis AG	GERMANY

Gold	Boliden AB	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	GERMANY

Gold	Xstrata Canada Corporation	CCR Refinery – Glencore Canada Corporation	CANADA

Gold	Cendres & Metaux SA	Cendres & Metaux SA	SWITZERLAND

Gold	Central Bank of the Philippines Gold Refinery & Mint	Central Bank of the Philippines Gold Refinery & Mint	PHILIPPINES

Gold	Chimet S.p.A.	Chimet S.p.A.	ITALY

Gold	China’s Shangdong Gold Mining Co., Ltd	China’s Shangdong Gold Mining Co., Ltd	CHINA

Gold	Codelco	Codelco	CHILE

Gold	Daye Nonferrous	Daye Nonferrous	China

Gold	Doduco	Doduco	GERMANY

Gold	Dowa Metals & Mining.	Dowa	JAPAN

Gold	Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.	JAPAN

Gold	Heimerle & Meule	Heimerle & Meule	GERMANY

Gold	Henan Sanmenxia Lingbao City Jinyuan Mining Industry Co., Ltd.	Henan Sanmenxia Lingbao City Jinyuan Mining Industry Co., Ltd.	CHINA

Gold	Heraeus Ltd. Hong Kong	Heraeus Ltd. Hong Kong	HONG KONG

Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	Japan Mint	JAPAN

Gold	Johnson Matthey Inc	Johnson Matthey Inc	UNITED STATES

Gold	JM Canada	Johnson Matthey Limited	CANADA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralectromed	JSC Uralectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kazzinc Ltd	Kazzinc Ltd	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES

Gold	Kojima Chemicals Co., Ltd	Kojima Chemicals Co., Ltd	JAPAN

Gold	L’ azurde Company For Jewelry	L’ azurde Company For Jewelry	SAUDI ARABIA

Metal	Smelter/ Refiner Reference List	Smelter/ Refiner Name	Smelter Country

Gold	La Caridad	La Caridad	MEXICO

Gold	LS-NIKKO Copper Inc.	LS-Nikko Copper Inc	KOREA, REPUBLIC OF

Gold	Luoyang Zijin Yinhui Gold Smelting Co. Ltd	Luoyang Zijin Yinhui Gold Smelting Co. Ltd	CHINA

Gold	Materion	Materion	UNITED STATES

Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd	Metalor Technologies (Hong Kong) Ltd	HONG KONG

Gold	Metalor Technologies (Singapore) Pte. Ltd.	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE

Gold	Metalor USA Refining Corporation	Metalor Technologies (USA Refining Corporation)	UNITED STATES

Gold	Metalor Technologies SA	Metalor Technologies SA	SWITZERLAND

Gold	Met-Mex Peñoles, S.A.	Met-Mex Peñoles, S.A.	MEXICO

Gold	Mistubishi Materials Corporation	Mistubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Nihon Material Co. LTD	Nihon Material Co. LTD	JAPAN

Gold	Norddeutsche Affinererie AG	Norddeutsche Affinererie AG	GERMANY

Gold	Ohio Precious Metals	Ohio Precious Metals	UNITED STATES

Gold	Ohura Precious Metal Industry Co., Ltd	Ohura Precious Metal Industry Co., Ltd	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION

Gold	PAMP SA	PAMP SA	SWITZERLAND

Gold	Pan Pacific Copper Co. LTD	Pan Pacific Copper Co. LTD	JAPAN

Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox SA	PX Précinox SA	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd	Rand Refinery (Pty) Ltd	SOUTH AFRICA

Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA

Gold	Schone Edelmetaal	Schone Edelmetaal	NETHERLANDS

Gold	SEMPSA Joyeria Plateria SA	SEMPSA	SPAIN

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN

Gold	Sumisho	Sumisho	JAPAN

Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	Technic Inc	Technic Inc	United States

Gold	Shandong Gold Mining (Laizhou)	The Refinery of Shandong Gold Mining Co. Ltd	CHINA

Gold	Tokuriki Honten Co., Ltd	Tokuriki Honten Co., Ltd	JAPAN

Gold	Torecom	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda	Umicore Brasil Ltda	BRAZIL

Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	THAILAND

Gold	Umicore SA Business Unit Precious Metals Refining	Umicore SA Business Unit Precious Metals Refining	BELGIUM

Metal	Smelter/ Refiner Reference List	Smelter/ Refiner Name	Smelter Country

Gold	United Precious Metal Refining Inc.	United Precious Metal Refining Inc.	UNITED STATES

Gold	Valcambi SA	Valcambi SA	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN

Gold	Yokohama Metal Co Ltd	Yokohama Metal Co Ltd	JAPAN

Gold	Zhongjin Gold Corporation Limited	Zhongjin Gold Corporation Limited	CHINA

Gold	Zijin Mining Group Co. Ltd	Zijin Mining Group Co. Ltd	CHINA

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	Duoluoshan	Duoluoshan	CHINA

Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES

Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	CHINA

Tantalum	Gannon & Scott	Gannon & Scott	UNITED STATES

Tantalum	Global Advanced Metals	Global Advanced Metals	UNITED STATES

Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu	JAPAN

Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	UNITED STATES

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck GmbH Laufenburg	H.C. Starck GmbH Laufenburg	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	H.C. Starck Inc.	UNITED STATES

Tantalum	H.C. Starck Ltd.	H.C. Starck Ltd.	JAPAN

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	KEMET Blue Metals	MEXICO

Tantalum	Kemet Blue Powder	Kemet Blue Powder	UNITED STATES

Tantalum	King-Tan Tantalum Industry Ltd	King-Tan Tantalum Industry Ltd	CHINA

Tantalum	LSM Brasil S.A.	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India (Pvt.) Ltd.	Metallurgical Products India (Pvt.) Ltd.	INDIA

Tantalum	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN

Tantalum	Molycorp Silmet A.S.	Molycorp Silmet A.S.	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	Plansee SE Liezen	Plansee SE Liezen	AUSTRIA

Tantalum	Plansee SE Reutte	Plansee SE Reutte	AUSTRIA

Tantalum	QuantumClean	QuantumClean	UNITED STATES

Tantalum	RFH Tantalum Smeltry Co., Ltd	RFH Tantalum Smeltry Co., Ltd	CHINA

Tantalum	Solikamsk Metal Works	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Metal	Smelter/ Refiner Reference List	Smelter/ Refiner Name	Smelter Country

Tantalum	Taki Chemicals	Taki Chemicals	JAPAN

Tantalum	Tantalite Resources	Tantalite Resources	SOUTH AFRICA

Tantalum	Telex	Telex	UNITED STATES

Tantalum	ULBA Metallurgical Plant JSC	Ulba	KAZAKHSTAN

Tantalum	Zhuzhou Cement Carbide	Zhuzhou Cement Carbide	CHINA

Tin	Alpha	Alpha	UNITED STATES

Tin	China Lai Bin tin smelting co.,ltd	China Lai Bin tin smelting co.,ltd	CHINA

Tin	China Rare Metal Materials Company	China Rare Metal Materials Company	CHINA

Tin	Cookson	Cookson	UNITED STATES

Tin	Cooper Santa	Cooper Santa	BRAZIL

Tin	CV JusTindo	CV JusTindo	INDONESIA

Tin	CV Nurjanah	CV Nurjanah	INDONESIA

Tin	CV United Smelting	CV United Smelting	INDONESIA

Tin	Dowa Metals & Mining Co.Ltd	Dowa Metals & Mining Co.Ltd	JAPAN

Tin	EM Vinto	EM Vinto	BOLIVIA

Tin	Fenix Metals	Fenix Metals	POLAND

Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA

Tin	Magnu’s Minerais Metais e Ligas LTDA	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL

Tin	Malaysia Smelting Corp	Malaysia Smelting Corp	MALAYSIA

Tin	Melt Metais e Ligas S/A	Melt Metais e Ligas S/A	BRAZIL

Tin	Mineracao Taboca S.A.	Mineracao Taboca S.A.	BRAZIL

Tin	Minsur	Minsur	PERU

Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	OMSA	OMSA	BOLIVIA

Tin	Poongsan Corporation	Poongsan Corporation	KOREA, REPUBLIC OF

Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA

Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA

Tin	PT Bangka Putra Karya	PT Bangka Putra Karya	INDONESIA

Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT BilliTin Makmur Lestari	PT BilliTin Makmur Lestari	INDONESIA

Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA

Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA

Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Karimun Mining	PT Karimun Mining	INDONESIA

Tin	PT Koba Tin	PT Koba Tin	INDONESIA

Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA

Tin	PT Prima Timah Utama	PT Prima Timah Utama	INDONESIA

Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA

Tin	PT Tambang Timah	PT Tambang Timah	INDONESIA

Metal	Smelter/ Refiner Reference List	Smelter/ Refiner Name	Smelter Country

Tin	PT Timah	PT Timah	INDONESIA

Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA

Tin	Rui Da Hung	Rui Da Hung	TAIWAN

Tin	Soft Metais, Ltda.	Soft Metais, Ltda.	BRAZIL

Tin	Thaisarco	Thaisarco	THAILAND

Tin	White Solder Metalurgia	White Solder Metalurgia	BRAZIL

Tin	Yunnan Chengfeng	Yunnan Chengfeng	CHINA

Tin	Yunnan Tin Company Limited	Yunnan Tin Company Limited	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp USA	Global Tungsten & Powders Corp USA	UNITED STATES

Tungsten	HC Starck GmbH	HC Starck GmbH	GERMANY

Tungsten	Hi-Temp	Hi-Temp	UNITED STATES

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA

Tungsten	Japan New Metals Co., Ltd.	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	Kennametal Fallon	UNITED STATES

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Nanchang Cemeted Carbide Limited Liability Company	Nanchang Cemeted Carbide Limited Liability Company	CHINA

Tungsten	North American Tungsten Corporation Ltd	North American Tungsten Corporation Ltd	CANADA

Tungsten	Plansee	Plansee	AUSTRIA

Tungsten	Pobedit JSC	Pobedit JSC	RUSSIAN FEDERATION

Tungsten	Sumitomo	Sumitomo	Japan

Tungsten	TaeguTec	TaeguTec	KOREA, REPUBLIC OF

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM

Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Xiamen H.C.	Xiamen H.C.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd	Xiamen Tungsten Co., Ltd	CHINA

Tungsten	A.L.M.T. Corp.	A.L.M.T. Corp.	JAPAN

Tungsten	Kennametal Huntsville	Kennametal Huntsville	UNITED STATES

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	Chongyi Zhangyuan Tungsten Co Ltd	CHINA

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Hunan Chenzhou Mining Group Co	Hunan Chenzhou Mining Group Co	CHINA

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

Tungsten	Wolfram Company CJSC	Wolfram Company CJSC	RUSSIAN FEDERATION

Metal	Smelter/ Refiner Reference List	Smelter/ Refiner Name	Smelter Country

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY

Tungsten	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

ANNEX 1B

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Bauer Walser AG	Bauer Walser AG	GERMANY

Gold	Caridad	Caridad	MEXICO

Gold	Yunnan Copper Industry Co Ltd	Yunnan Copper Industry Co Ltd	CHINA

Gold	China National Gold Group Corporation	China National Gold Group Corporation	CHINA

Gold	Chugai Mining	Chugai Mining	JAPAN

Gold	Colt Refining	Colt Refining	UNITED STATES

Gold	Daejin Indus Co. Ltd	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF

Gold	DaeryongENC	DaeryongENC	KOREA, REPUBLIC OF

Gold	Do Sung Corporation	Do Sung Corporation	KOREA, REPUBLIC OF

Gold	Hunan Chenzhou Mining Industry Group	Hunan Chenzhou Mining Group Co., Ltd.	CHINA

Gold	Hwasung CJ Co. Ltd	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Jiangxi Copper Company Limited	Jiangxi Copper Company Limited	CHINA

Gold	Korea Metal Co. Ltd	Korea Metal Co. Ltd	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA

Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	OJSC Kolyma Refinery	OJSC Kolyma Refinery	RUSSIAN FEDERATION

Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	Sabin	Sabin	UNITED STATES

Gold	SAMWON METALS Corp.	SAMWON METALS Corp.	KOREA, REPUBLIC OF

Gold	So Accurate Group, Inc.	So Accurate Group, Inc.	UNITED STATES

Gold	Great Wall Gold & Silver Refinery	The Great Wall Gold and Silver Refinery of China	CHINA

Gold	Tongling nonferrous Metals Group Co.,Ltd	Tongling nonferrous Metals Group Co.,Ltd	CHINA

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)

Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	CHINA

Gold	Central Bank of the DPR of Korea	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF

Gold	CHALCO Yunnan Copper Co. Ltd.	CHALCO Yunnan Copper Co. Ltd.	CHINA

Gold	FAGGI ENRICO SPA	FAGGI ENRICO SPA	ITALY

Gold	Heraeus limited	Heraeus limited	GHANA

Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	Kunshan Jinli chemical industry reagents co.,Ltd.	CHINA

Gold	Lingao Gold	Lingao Gold	CHINA

Gold	Realized the enterprise co.,ltd.	Realized the enterprise co.,ltd.	SOUTH AFRICA

Gold	Scotia Mocatta	Scotia Mocatta	HONG KONG

Gold	Soochow University’s	Soochow University’s	CHINA

Gold	Standard Bank	Standard Bank	HONG KONG

Gold	Suzhou Xingrui Noble	Suzhou Xingrui Noble	CHINA

Gold	Tanaka Denshi Kogyo	Tanaka Denshi Kogyo	JAPAN

Gold	Toyo Smelter & Refinery	Toyo Smelter & Refinery	JAPAN

Tantalum	Shanghai Jiangxi Metals Co. Ltd	Shanghai Jiangxi Metals Co. Ltd	CHINA

Tin	FSE Novosibirsk Refinery	FSE Novosibirsk Refinery	RUSSIAN FEDERATION

Tin	Gejiu Zili Metallurgy Co.	Gejiu Zili Metallurgy Co.	CHINA

Tin	Gold Bell Group	Gold Bell Group	CHINA

Tin	CV Duta Putra Bangka	CV Duta Putra Bangka	INDONESIA

Tin	CV Prima Timah Utama	CV Prima Timah Utama	INDONESIA

Tin	CV DS Jaya Abadi	CV DS Jaya Abadi	INDONESIA

Tin	Funsur	Funsur	PERU

Tin	Thailand Smelting and Refining Co. Ltd.	Thailand Smelting and Refining Co. Ltd.	THAILAND

Tin	Best Metais	Best Metais	BRAZIL

Tin	CNMC (Guangxi) PGMA Co. Ltd.	CNMC (Guangxi) PGMA Co. Ltd.	CHINA

Tin	CV Makmur Jaya	CV Makmur Jaya	INDONESIA

Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA

Tin	Estanho de Rondônia S.A.	Estanho de Rondônia S.A.	BRAZIL

Tin	Feinhütte Halsbrücke GmbH	Feinhütte Halsbrücke GmbH	GERMANY

Tin	Gejiu Zi-Li	Gejiu Zi-Li	CHINA

Tin	Huichang Jinshunda Tin Co. Ltd	Huichang Jinshunda Tin Co. Ltd	CHINA

Tin	Jiangxi Nanshan	Jiangxi Nanshan	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC

Tin	Linwu Xianggui Smelter Co	Linwu Xianggui Smelter Co	CHINA

Tin	Metahub Industries Sdn. Bhd.	Metahub Industries Sdn. Bhd.	MALAYSIA

Tin	Metallo Chimique	Metallo Chimique	BELGIUM

Tin	Minmetals Ganzhou Tin Co. Ltd.	Minmetals Ganzhou Tin Co. Ltd.	CHINA

Tin	Lübeck GmbH	Lübeck GmbH	GERMANY

Tin	Novosibirsk Integrated Tin Works	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION

Tin	PT Alam Lestari Kencana	PT Alam Lestari Kencana	INDONESIA

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)

Tin	PT Babel Surya Alam Lestari	PT Babel Surya Alam Lestari	INDONESIA

Tin	PT Bangka Kudai Tin	PT Bangka Kudai Tin	INDONESIA

Tin	PT Bangka Timah Utama Sejahtera	PT Bangka Timah Utama Sejahtera	INDONESIA

Tin	PT Fang Di Mul Tindo	PT Fang Di Mul Tindo	INDONESIA

Tin	PT HP Metals Indonesia	PT HP Metals Indonesia	INDONESIA

Tin	PT Pelat Timah Nusantara Tbk	PT Pelat Timah Nusantara Tbk	INDONESIA

Tin	PT Yinchendo Mining Industry	PT Yinchendo Mining Industry	INDONESIA

Tin	Taicang City Nancang Metal Material Co., Ltd	Taicang City Nancang Metal Material Co., Ltd	CHINA

Tin	Kurt J Lesker Company	Kurt J Lesker Company	UNITED STATES

Tin	5N Plus	5N Plus	GERMANY

Tin	American Iron and Metal	American Iron and Metal	CANADA

Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	INDONESIA

Tin	Baoshida Swissmetall	Baoshida Swissmetall	SWITZERLAND

Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL

Tin	Gebrueder Kemper GMBH	Gebrueder Kemper GMBH	GERMANY

Tin	Gejiu Jin Ye Mineral Co., Ltd.	Gejiu Jin Ye Mineral Co., Ltd.	CHINA

Tin	Gejiu YunXin Colored Electrolysis Ltd	Gejiu YunXin Colored Electrolysis Ltd	CHINA

Tin	Gomat-e-K.	Gomat-e-K.	GERMANY

Tin	Guangxi Huaxi Group Co.,Ltd	Guangxi Huaxi Group Co.,Ltd	CHINA

Tin	IBF IND BRASILEIRA DE FERROLIGAS LTDA	IBF IND BRASILEIRA DE FERROLIGAS LTDA	BRAZIL

Tin	Jean Goldschmidt International	Jean Goldschmidt International	BELGIUM

Tin	Jia Tian	Jia Tian	CHINA

Tin	MCP Metal Specialist Inc.	MCP Metal Specialist Inc.	UNITED KINGDOM

Tin	Metallic Resources Inc	Metallic Resources Inc	UNITED STATES

Tin	Nathan Trotter & Co.,Inc.	Nathan Trotter & Co.,Inc.	UNITED STATES

Tin	NGHE TIN NON-FERROUS METAL	NGHE TIN NON-FERROUS METAL	VIET NAM

Tin	PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	Richard Stenzhorn GmbH	Richard Stenzhorn GmbH	GERMANY

Tin	Samhwa Non-Ferrous Metal. Inc Co.,Ltd	Samhwa Non-Ferrous Metal. Inc Co.,Ltd	KOREA, REPUBLIC OF

Tin	Sundwigger Messingwerk	Sundwigger Messingwerk	GERMANY

Tin	The Miller Company	The Miller Company	UNITED STATES

Tin	Tongding Metal Material Co.,Ltd.	Tongding Metal Material Co.,Ltd.	CHINA

Tin	Traxys	Traxys	FRANCE

Tin	Westfalenzinn	Westfalenzinn	GERMANY

Tin	Wilhelm Westmetall	Wilhelm Westmetall	GERMANY

Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	Zhuzhou Cemented Carbide Group Co Ltd	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)

Tungsten	Jiangxi Richsea New Materials Co., Ltd.	Jiangxi Richsea New Materials Co., Ltd.	CHINA

Tungsten	Axis Materials LTD	Axis Materials LTD	Japan

Tungsten	Heyuan Carbide Co LTD	Heyuan Carbide Co LTD	CHINA

Tungsten	Kyocero	Kyocero	Japan

Tungsten	KYORITSU GOKIN CO.,LTD.	KYORITSU GOKIN CO.,LTD.	JAPAN

Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID	NingHua XingLuoKeng TungSten Mining CO.,LID	CHINA

Tungsten	Tungaloy Corp	Tungaloy Corp	Japan

Tungsten	Xiamen Golden Egret Speical Alloy Co., Ltd	Xiamen Golden Egret Speical Alloy Co., Ltd	CHINA

ANNEX 2

Countries

AUSTRALIA

BOLIVIA

BRAZIL

CANADA

CHINA

ETHIOPIA

GERMANY

INDONESIA

INDIA

JAPAN

MALAYSIA

MOZAMBIQUE

NAMIBIA

PORTUGAL

RUSSIAN FEDERATION

RWANDA

SIERRA LEONE

SOUTH AFRICA

SPAIN

SWITZERLAND

ZIMBABWE